FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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         This First Amendment to Employment  Agreement (the "Amendment") is made by and between WINTRUST FINANCIAL CORPORATION ("Wintrust"), an Illinois banking corporation and EDWARD J. WEHMER ("Executive"), an individual resident in the State of Illinois.

                                WITNESSETH THAT:

         WHEREAS, Wintrust and Executive have previously entered an Employment Agreement (the "Employment Agreement") executed by such parties on December 22, 1998 (the "Effective Date"); and

         WHEREAS, the Wintrust and the Executive desire to amend the Employment Agreement pursuant to this Amendment, effective as of the Effective Date, pursuant to Section 11(g) of the Employment Agreement; and

         WHEREAS, certain capitalized terms not defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

         1. Subsection 9(e)(B) of the Agreement is hereby amended to read as follows:

                  For the purposes of this Section 9(e), the Executive will not be deemed to have incurred a Constructive Termination under
                  Section 9(e)(ii) if there is a general reduction in base salaries and/or perquisites applicable to the President, Chief Executive Officer and all Vice Presidents of Wintrust.

         2.       Section 9(f) is amended to read as follows:

                           f. Termination  Upon Change In Control.  In the event
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                  that  within  eighteen  (18)  months of a Change in Control of
                  Wintrust (as defined below) (i) Executive's employment is terminated without Cause (as such term is defined in Section 9(h) hereof) prior to the expiration of the initial term or any succeeding one (1) year term of this Agreement or (ii) Executive suffers a Constructive Termination, Wintrust (or the successor thereto) shall pay Severance Pay to Executive in the amount described in Section 9(d) hereof in a lump sum within thirty (30) days following the date of Executive's termination
                  or  Constructive   Termination.   For  the  purposes  of  this
                  Agreement, a "Change in Control" shall have the same meaning as provided in Section 12(b) of the Wintrust 1997 Stock Incentive Plan. Notwithstanding the foregoing, if the payment required to be paid under this Section 9(f), when considered either alone or with other payments paid or imputed to the Executive from Wintrust or an Affiliate that would be deemed "excess parachute payments" under Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), is deemed by Wintrust to be a "parachute payment" under Section 280G(b)(2) of Code, then the amount of Severance Pay required to be paid under this Section 9(f) shall be automatically reduced to an amount equal to $1.00 less than three times the "base amount" (as defined in Section 280G(3) of the Code) (the "Reduced Amount"). Provided, however, the preceding sentence
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                  shall not apply if the sum of (a) the amount of Severance  Pay described in this Section 9(f) less (b) the amount of excise tax payable by the

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                  Executive  under  Section 4999 of the Code with respect to the amount of such Severance Pay and any other payments paid or imputed to the Executive from Wintrust or an Affiliate that would be deemed to be "excess parachute payments" under
                  Section  280G(b)(1)  of the Code,  is greater than the Reduced
                  Amount.   The   decision   of   Wintrust   (based   upon   the
                  recommendations of its tax counsel and accountants) as to the characterization of payments as parachute payments, the value
                  of  parachute   payments,   the  amount  of  excess  parachute
                  payments, and the payment of the Reduced Amount shall be final.

         For  the  purposes  of  this  Section  9(f),  the  term   "Constructive
Termination" shall have the same meaning as such term is defined in Section 9(e) with the following modifications:

                  (A) A Constructive Termination shall be deemed to have occurred if after a Change in Control, the Executive's Adjusted Total Compensation is reduced to less than (1) 100% of the Adjusted Total Compensation of Executive for the twelve-month period ending as of the last day of the month immediately preceding the month in which the Constructive Termination occurs; or (2) less than 100% percent of the Executive's Adjusted Total Compensation for the twelve-month period ending as of the last day of the month preceding the Effective Date, whichever is greater.

                  (B)   Subsection   9(e)(B)   shall  not  be  applicable  to  a
         Constructive Termination following a Change in Control.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to Employment Agreement as of the date and year first above written.


WINTRUST FINANCIAL CORPORATION


         By:__________________________________________
            David A. Dykstra, Chief Financial Officer

         Date: ________________________________________


EXECUTIVE:

         ______________________________________________
                  Edward J. Wehmer

         Date: _________________________________________

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